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                       CONSENT OF HANSEN, HUNTER & KIBBEE, P.C.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Apartment Investment and Management Company (AIMCO) and to the incorporation by reference therein of our report dated January 19, 1995 with respect to the financial statements of Haines Associates Limited Partnership, of our report dated January 13, 1995 with respect to the financial statements of King-Bell Associates, of our report dated January 19, 1995 with respect to the financial statements of Monmouth Associates Limited Partnership, of our report dated January 13, 1995 with respect to the financial statements of Pendleton Riverside Apartments, Oreg., Ltd., of our report dated January 19, 1995 with respect to the financial statements of Penn Hall Associates Limited Partnership, of our report dated January 11, 1995 with respect to the financial statements of Rodeo Drive Limited Partnership, of our report dated January 14, 1995 with respect to the financial statements of South Mountain Terrace, Ltd., and of our report dated January 13, 1995 with respect to the financial statements of Woodland Apartments, Oreg., Ltd. each as of and for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report on Form 8-K dated April 16, 1997 as amended, filed with the Securities and Exchange Commission.




/s/ Hansen, Hunter & Kibbee, P.C.

Hansen, Hunter & Kibbee, P.C.
Portland, Oregon
April 28, 1997